                               AMISTAR CORPORATION
                                237 Via Vera Cruz
                          San Marcos, California 92069


                                 PROXY STATEMENT
                                 MARCH 24, 1999

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amistar Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 5, 1999 at 10:00 A.M., local time, at the Company headquarters in San Marcos, California, and at any adjournments or adjournments thereof.

At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect five Directors. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted. Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by the Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the Shareholders on or about March 26, 1999.

The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment thereof. At the close of business on the record date there were outstanding 3,136,500 shares of common stock of the Company (the "Common Stock"). The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held (unless there is cumulative voting, as described below). The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

In the event that, prior to the election of Directors, a Shareholder has given notice at the Annual Meeting of such Shareholder's intention to cumulate votes (i.e. to cast for any one or more candidates a number of votes for each share equal to the number of Directors to be elected) and the names of such candidate or candidates have been placed in nomination, then in electing Directors all Shareholders may cumulate their votes for candidates in nomination. Otherwise, no Shareholder shall be entitled to cumulate votes. The Company has not been advised that any Shareholder intends to give notice of intention to nominate a Director or to cumulate votes for Directors. In the event the Directors are to be elected by cumulative voting, the persons named in the accompanying form of proxy will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate. Whether or not there is cumulative voting, the five candidates receiving the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect.

If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares of Common Stock will be voted "FOR" the Directors nominated. In matters other than the election of Directors, under California law abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved. For purposes of SEC Rule 16b-3, however, abstentions are treated as votes against the proposal while broker non-votes are not counted.

In the event that sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named the proxies will vote in favor of such adjournment or adjournments.

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice and the enclosed proxy form and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals on account of such activities.


                              ELECTION OF DIRECTORS

Nominees
--------

The Bylaws of the Company presently provide that the authorized number of Directors shall be no less than five and no more than nine and that the exact number of Directors shall be fixed from time to time by the Board of Directors. At present, the Board has fixed the number of Directors at five.

At the Annual Meeting, five Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors intends to nominate the five persons named below (each of whom currently serves as a Director until the Annual Meeting and until a successor has been elected and qualified) for election as Directors. Unless otherwise instructed the proxy holders intend to vote the shares of Common Stock represented by the proxies to cause the election of these nominees. All of these nominees have indicated that they are able and willing to serve as Directors, but if any nominee should refuse or be unable to serve, the proxy holders will vote for another person nominated by the Board of Directors. All of the nominees were elected at the Company's Annual Meeting of Shareholders.

Information Concerning Nominees
-------------------------------

The nominees are listed below, together with their ages, positions and offices with the Company.

          Name            Age                      Title
  -------------------   ------   ----------------------------------------------

  Stuart Baker            67      Chairman of the Board, President and Director
  William W. Holl         68      Vice President of Finance, Treasurer,
                                  Secretary and Director
  Carl C. Roecks          65      Director
  Richard A. Butcher      58      Director
  Gordon S. Marshall      79      Director

All directors are elected at the Annual Meeting of Shareholders to serve until the following Annual Meeting and until their successors are elected and have been qualified.

Mr. Baker, a founder of the Company, has served the Company as a Director and President since its inception in 1971 and as its Chairman of the Board since 1993.

Mr. Holl, a founder of the Company, has served the Company as a Director and as Treasurer and Secretary since its inception in 1971 and as Vice President of Finance since 1978.

Mr. Roecks, a founder and Director of the Company has served the Company in various engineering and management capacities since its inception in 1971. Since 1989 Mr. Roecks has been retired, and serves the Company on a part-time basis.

Mr. Butcher was elected a Director of the Company in February 1984. From 1977 to the present, he has been a Group Managing Director of Marbaix (Holdings) Ltd., an equipment manufacturer and distributor, and the Managing Director of Automation Ltd., a wholly-owned subsidiary of Marbaix and the Company's exclusive distributor in Great Britain and Ireland.

Mr. Marshall has served the Company as the Chairman of the Board from 1974 to 1993. Mr. Marshall is the founder and Chairman of the Board of Marshall Industries, an electronics distribution company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's Common Stock owned on December 31, 1998 by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's directors, executive officers, and by all directors and executive officers as a group.


  Directors, Officers                         Shares
  and 5% Shareholders                  Beneficially Owned (1)       Percent
  -------------------                  ----------------------       -------

Gordon S. Marshall                           619,300                 19.7%
  9320 Telstar Avenue
  El Monte, Ca 91731

Stuart C. Baker                              409,800  (2)            13.1%
  237 Via Vera Cruz
  San Marcos, Ca 92069

Carl C. Roecks                               202,700  (3)             6.5%
  237 Via Vera Cruz
  San Marcos, Ca 92069

Dimensional Fund Advisor                     225,300  (4)             7.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

William W. Holl                              150,000                  4.8%
  237 Via Vera Cruz
  San Marcos, Ca 92069

Richard Butcher                                  500  (5)                *
  Marbaix House, Bessemer Road
  Basingstoke, Hants RG21 3NT
  England, UK

Harry Munn                                     8,000                     *
  237 Via Vera Cruz
  San Marcos, Ca 92069

Daniel  C. Finn                               10,000                     *
  237 Via Vera Cruz
  San Marcos, Ca 92069

All directors and officers as a            1,400,300                 44.6%
group (7 persons)



  * Not Meaningful

    1) Except as indicated in other notes to this table, each shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws.

    2) Represents shares held by the Baker Family Trust dated January 16, 1985 for which Mr. Baker and his wife are co-trustees.

    3) Represents shares held by the Roecks Family Trust dated June 7, 1984 for which Mr. Roecks and his wife are co-trustees.

    4) Information as of December 31, 1998 reported on Schedule 13G dated February 11, 1999 under the Securities Exchange Act of 1934.

    5) Represents shares owned by Marbaix (Holdings) Ltd. Of which Mr. Butcher is Group Managing Director.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash Compensation
-----------------

The following table sets forth information concerning cash compensation paid or accrued for services rendered during the year ended December 31, 1998 to each of the executive officers of the Company.

I.  SUMMARY COMPENSATION TABLE

THE PURPOSE OF THIS TABLE IS TO SET FORTH IN SPECIFIC COLUMNAR FORM THE TOTAL
COMPENSATION OF THE CEO/PRESIDENT AND THE ONLY EXECUTIVES WHO EARN MORE THAN
$100,000 PER YEAR IN SALARY AND BONUSES.
                                                                                             LONG-TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                                         ANNUAL COMPENSATION                           AWARDS             PAYOUTS
----------------------------------------------------------------------------- ------------------------- -------------
           (a)              (b)        (c)          (d)            (e)            (f)          (g)          (h)             (i)
                                                                (2) Other      Restricted
Name and                                            (1)          Annual          Stock       Options/       LTIP         All Other
Principal Position          Year    Salary ($)   Bonus ($)    Compensation      Award(s)       SARs      Payouts ($)   Compensation
------------------------- --------- ----------- ------------ ---------------- ------------- ----------- ------------- --------------

Stuart C. Baker             1998       150,000    10,725               7,200       $0           0            $0
President                   1997       150,000    35,915               7,200       $0           0            $0
                            1996       146,000    57,668               7,200       $0           0            $0

William W. Holl             1998       143,000    10,225              11,490       $0           0            $0
V.P. Finance                1997       143,000    34,140              11,490       $0           0            $0
                            1996       136,000    43,798              11,280       $0           0            $0

Harry A. Munn               1998       136,000     9,724              11,280       $0           0            $0
V.P. Sales / Marketing      1997       136,000    13,768              11,280       $0           0            $0

Daniel C. Finn              1998       100,000     5,720               3,000       $0           0            $0
V.P. Engineering            1997       100,000    13,473               3,000       $0           0            $0

     (1) Bonuses are shown in the year paid and are based on the prior years performance.
     (2) Includes a $7,200 car allowance for each named individual excluding
         Mr. Finn, plus the Company's matching contributions to Mr. Holl's, Mr. Munn's and Mr. Finn's participation in the Company's 401-K Plan.

Report of the Compensation Committee
------------------------------------

The Committee which determines and administers the compensation of the Company's executive officers endeavors to ensure that the compensation program for executive officers is effective in attracting and retaining the key executives responsible for the success of the corporation.

The Committee takes into account various indicators of corporate and individual performance in determining the level of executive compensation, as net income, earnings per share and return on investment. The Committee also must establish base salaries of the President and other executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position.

The Committee may also grant stock options to executive officers and key employees. No options have been granted to Mr. Baker or to Mr. Holl.


G. S. Marshall                     R. A. Butcher                   S. C. Baker

II.   OPTION/ SAR GRANTS TABLE

THIS TABLE SETS FORTH THE HYPOTHETICAL POTENTIAL VALUE OF OPTIONS GRANTED DURING
THE LAST YEAR TO THOSE INDIVIDUALS NAMED IN TABLE I ASSUMING AN ANNUAL PRICE
APPRECIATION OF 5% AND 10%
                                                                                Potential Realizable
                                                                                  Value at Assumed            Alternative
                                                                                Annual Rates of Stock         to (f) & (g)
                                                                                 Price Appreciation            Grant Date
                                       Individual                                   for Option Term               Value
                                         Grants
-----------------------------------------------------------------------------------------------------------------------------
           (a)               (b)           (c)          (d)        (e)             (f)              (g)             (h)
                                       % of Total
                        Options/      Options/SARs    Exercise                                                  Grant Date
                          SARs         Granted to     or Base   Expiration                                        Present
           Name         Granted        Emp. in FY      Price       Date          5% ($)           10% ($)        Value ($)
-----------------------------------------------------------------------------------------------------------------------------
Stuart C. Baker               0             0           $0                         $0               $0              $0
President

-----------------------------------------------------------------------------------------------------------------------------
William W. Holl               0             0           $0                         $0               $0              $0
V.P. Finance

-----------------------------------------------------------------------------------------------------------------------------
Harry A. Munn                 0             0           $0                         $0               $0              $0
V.P. Sales / Mkt.

-----------------------------------------------------------------------------------------------------------------------------
Daniel C. Finn                0             0           $0                         $0               $0              $0
V.P. Engineering

III.     OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

THIS TABLE SETS FORTH INFORMATION ON THOSE INDIVIDUALS NAMES IN TABLE I AS TO
THE OPTIONS EXERCISED DURING THE YEAR AND THE STATUS OF OUTSTANDING OPTIONS AT
YEAR END.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
-----------------------------------------------------------------------------------------------------------------------------
          (a)               (b)                       (c)                          (d)                            (e)
                                                                                                                Value of
                                                                                Number of                     Unexercised
                                                                               Unexercised                    In-the-Money
                                                                              Options/SARs                    Options/SARs
                                                                                at FY-End                    at FY-End ($)
                             Shares Acquired         Value                    Exercisable/                    Exercisable/
         Name            Exercise                  Realized                   Unexercisable                  Unexercisable
                            (#)                       ($)
-----------------------------------------------------------------------------------------------------------------------------
Stuart C. Baker              0                         0                            0                              0
President
-----------------------------------------------------------------------------------------------------------------------------
William W. Holl              0                         0                            0                              0
V.P. Finance
-----------------------------------------------------------------------------------------------------------------------------
Harry A. Munn                0                         0                       2,500/7,500                         0
V.P. Sales / Mkt.
-----------------------------------------------------------------------------------------------------------------------------
Daniel C. Finn               0                         0                            0                              0
V.P. Engineering
-----------------------------------------------------------------------------------------------------------------------------

SAVINGS AND RETIREMENT PLAN
---------------------------

The Company maintains the Amistar Corporation Saving and Retirement Plan (the "Retirement Plan") which is a tax-qualified plan under the Internal Revenue Code (the "Code"). All employees (including officers of the Company) are eligible to participate in the Retirement Plan following the completion of one year of service. The Retirement Plan has been amended, effective as of January 1, 1983, to allow participants to elect to treat their contributions to the Retirement Plan as being either to a normal thrift plan or to a plan satisfying the requirements of Section 401(k) of the Code. Among other differences, contributions by participants to the Retirement Plan which the participant elects to treat as being to a normal thrift plan are not deductible for federal income tax purposes, while contributions which the participant elects to treat as being to a plan satisfying the requirement of Section 401(k) of the code are deductible. Participants under the Retirement Plan may make contributions under its normal thrift plan provisions of up to 6% of their gross compensation from the Company. Participants who elect to treat their contributions under the
Section 401(k) provisions of the Retirement Plan may make contributions of similar amounts except that the maximum amount of contributions by certain highly compensated employees may be limited to a lower percentage of their compensation, depending upon the amount of contributions by other employees under the Section 401(k) provisions of the Retirement Plan. The Company is obligated to make a matching contribution to the Retirement Plan equal to 50% of the first 6% of compensation contributed by each participant. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of the Company's matching contributions. Participants may also make additional non-deductible, non-matched contributions of up to 4% of their compensation. Participants are always fully vested in all of their contributions to the Retirement Plan (and in the earnings on such contributions), and participants attain a vested right to the Company's matching contributions made on their behalf to the Retirement Plan (and the earnings thereon) at the rate of 20% for each full year of service after one year until such participants are fully vested after six full years of service.

STOCK OPTION PLAN
-----------------

In 1994, the Company's Board of Directors and common shareholders approved the 1994 Empoyee Stock Option Plan. The Plan allows for grants of options to purchase up to 310,000 shares of authorized but un-issued common stock. Stock options are granted with an exercise price equal to the stock's fair market value, generally vest over five years from the date of grant, and expire ten years after the date of grant. Options for 3,750 shares at $2.4375, 10,000 shares at $3.00 and 16,000 shares at $3.50 were outstanding at December 31, 1998, of which 5,000 are currently exercisable.

CORPORATE COMPARISON
--------------------

The purpose of this table is to compare the performance of the Company's stock against the NASDAQ stock market total return index (TRI). Total return includes stock appreciation/depreciation plus dividends. The chart assumes $100 was invested 5 years ago. The TRI is the average total return of all U.S. companies traded over the NASDAQ stock market.

               --------------------------------------------
                       AMISTAR    NASDAQ U.S. NASDAQ2 NON-
                                  ALL SECTORS  FINANCIAL
                                                SECTORS
               --------------------------------------------

               1993   $100.00      $100.00       $100.00
               --------------------------------------------
               1994   $103.36      $ 97.89       $ 96.17
               --------------------------------------------
               1995   $493.33      $138.44       $134.02
               --------------------------------------------
               1996   $169.97      $170.27       $162.86
               --------------------------------------------
               1997   $173.33      $208.94       $191.12
               --------------------------------------------
               1998   $106.67      $293.21       $279.82
               --------------------------------------------


[Data above is presented graphically here]

BONUS PLAN
----------

The Compensation Committee of the Board of Directors instituted a bonus plan for executives of the Company effective with years beginning January 1, 1989. It provides that bonuses will be paid to certain executives of the Company based on a formula of before or after tax profits (whichever is larger) which exceed an five percent of sales. The formula is: bonus is a percentage of salary which equal 3, 4 or 5 times the percentage before or after tax return on sales in excess of five percent. In addition the Board may grant discretionary awards. Mr. Baker, Mr. Holl, Mr. Munn and Mr. Finn were in that plan. The Board authorized, and the Company accrued, $150,000 in bonuses based upon 1996 results which were paid in 1997.

On August 7, 1997 the Compensation Committee of the Board of Directors revised the bonus plan for executives of the Company effective with years beginning January 1, 1997. The revised plan provides that bonuses will be paid to certain executives of the Company based on a formula of after tax profits which exceed an eight percent return on equity, weighted 70% on the current year and 30% on the prior year. The formula is: bonus is a percentage of salary which equal 3, 4, or 5 times the percentage of after tax profits which exceeds an eight percent return on equity, weighted 70% on the current years performance and 30% on the prior years performance. All executive officers are in the plan. The Board authorized and the Company accrued $41,000 in bonuses which, was paid in 1998. No bonuses were accrued for the year ended December 31, 1998.

REMUNERATION OF DIRECTORS
-------------------------

Each non-employee director of the Company receives compensation of $2,500 per quarter and reimbursement of expenses incurred in serving as a director.

CERTAIN TRANSACTIONS
--------------------

The Company purchases certain electronic components used in its products from Marshall Industries. Gordon S. Marshall, Director of the Company, is Chairman of the Board of Marshall Industries. During 1998, purchases from Marshall Industries aggregated $861,000. In addition the Company performs contract assembly of printed circuit boards for Marshall Industries. Sales in 1998 of contract assemblies to Marshall Industries were $1,223,000.

The Company sells its products to Automation, Ltd., the Company's distributor for the U.K. and Ireland. Richard A. Butcher, a Director of the Company, is Managing Director of Automation, Ltd. Sales to Automation, Ltd. were $39,000 in 1998.

                                  MISCELLANEOUS

KPMG LLP served as independent auditors of the Company for fiscal 1998 and has been selected to serve in that capacity again during fiscal 1999.


Shareholder Proposals
---------------------

Shareholder proposals complying with the applicable rules under the 1934 Act intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company by February 1, 1999 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of the Secretary, Amistar Corporation, 237 Via Vera Cruz, San Marcos, CA 92069.

Other Business
--------------

The Company is not aware of any other business to be presented at the Annual Meeting. All shares of Common Stock represented by proxies will be voted in favor of the proposals of the Company unless otherwise indicated on the form of proxy. If any other matters come before the meeting, proxy holders will vote thereon according to their best judgment.

                             By Order of the Board of Directors

                             By: /s/ William W. Holl
                             -----------------------


                             William W. Holl
                             Secretary

San Marcos, California
March 24, 1999